Exhibit 15
August 2, 2024

Securities and Exchange Commission 100 F Street, N.E.
Washington, DC 20549

Re:     JPMorgan Chase & Co.

    Registration Statements on Form S-3
    (No. 333-270004)
    (No. 333-270004-01)
    (No. 333-263304)

Registration Statements on Form S-4
(No. 333-276554)

    Registration Statements on Form S-8
(No. 333-272306)
(No. 333-272303)
(No. 333-272302)
(No. 333-272299)
    (No. 333-219702)
    (No. 333-219701)
    (No. 333-219699)
    (No. 333-185584)
    (No. 333-185582)
    (No. 333-185581)
    (No. 333-175681)
    (No. 333-158325)
    (No. 333-142109)
    (No. 333-125827)
    (No. 333-112967)

Commissioners:

We are aware that our report dated August 2, 2024 on our review of interim financial information of JPMorgan Chase & Co. and its subsidiaries (the “Firm”), which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements of the Firm referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933, such report should not be considered a part of such Registration Statements, and is not a report within the meaning of Sections 7 and 11 of that Act.

Very truly yours,
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017